                                                                  CONFORMED COPY


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                    -----------------------------------------

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
                                And Regulation FD


        Date of Report (Date of earliest event reported) January 16, 2003

                              WHIRLPOOL CORPORATION
          ------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                     1-3932                 38-1490038
------------------------------   --------------------   ------------------------
(State or other jurisdiction       (Commission File        (I.R.S. Employer
     of incorporation)                  Number)           Identification No.)



             2000 M63 North, Benton Harbor, Michigan            49022-2692
             -------------------------------------------------------------
               (Address of principal executive officers)        (Zip Code)


                                 (269)-923-5000
               --------------------------------------------------
               Registrant's telephone number, including area code

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Item 5. - Other Events

       On January 16, 2003, the Company announced that it will recognize a fourth quarter 2002 non-cash charge of approximately $68 million, or $43 million after tax, related to aircraft lease assets in discontinued operations. The fourth quarter charge is estimated at approximately $0.62 per diluted share and will have no impact on the Company's appliance business.

       In addition, Whirlpool will accelerate the payment of up to $49 million in long-term deferred income taxes related to the lease assets. For 2003, the payments will be sourced from the company's cash flow, but will have no impact on earnings.


Item 7. - Financial Statements and Exhibits

       Copy of press release dated January 16, 2003.

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                                    SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        WHIRLPOOL CORPORATION




Date: January 17, 2003                     By: /s/ Robert T. Kenagy
                                              ------------------------------
                                        Name:  Robert T. Kenagy
                                        Title: Corporate Secretary